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                                                                     Exhibit 4.4



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                                                                  Execution Copy





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                         MASTER LOAN TRANSFER AGREEMENT

                             Dated as of May 1, 1999

                                  by and among

                           ADVANTA MORTGAGE CORP. USA
                       ADVANTA MORTGAGE CORP. MIDATLANTIC
                      ADVANTA MORTGAGE CORP. MIDATLANTIC II
                         ADVANTA MORTGAGE CORP. MIDWEST

                        ADVANTA MORTGAGE CORP. NORTHEAST
                              ADVANTA NATIONAL BANK
                               ADVANTA BANK CORP.
                             ADVANTA FINANCE CORP.,
                            as Affiliated Originators

                        ADVANTA CONDUIT RECEIVABLES, INC.
                                 as an Affiliate

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                   as Trustee

                                       and

                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.,
                                   as Sponsor


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



                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----



Section 1.          Definitions..........................................................................1


Section 2.          Interest Calculations................................................................3


Section 3.          Transfers of Mortgage Loans..........................................................3


Section 4.          Representations, Warranties and Covenants Regarding the
                    Affiliated Originators and the Sponsor...............................................3


Section 5.          Representations and Warranties of the Affiliated Originators
                    Regarding the Mortgage Loans ........................................................8


Section 6.          Authorized Representatives..........................................................14


Section 7.          Notices.............................................................................14


Section 8.          Governing Law.......................................................................15


Section 9.          Assignment..........................................................................15


Section 10.         Counterparts........................................................................15


Section 11.         Amendment...........................................................................15


Section 12.         Severability of Provisions..........................................................15


Section 13.         No Agency; No Partnership or Joint Venture..........................................15


Section 14.         Further Assurances..................................................................15


Section 15.         The Certificate Insurer.............................................................15


Section 16.         Maintenance of Records..............................................................16

                  THIS MASTER LOAN TRANSFER AGREEMENT, dated as of May 1, 1999, between Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. Northeast, Advanta Mortgage Conduit Services, Inc., Advanta Finance Corp., Advanta Bank Corp. and Advanta National Bank, each a seller (each an "Affiliated Originator" and collectively, the "Affiliated Originators"), Advanta Conduit Receivables, Inc. (the "Affiliate"), Bankers Trust Company of California, N.A., as trustee ("Trustee") and Advanta Mortgage Conduit Services, Inc., as sponsor ("Sponsor");

I.       BACKGROUND

         A. Each Affiliated Originator is an originator or purchaser of mortgage loans which such Affiliated Originator may, from time to time, convey to a Warehouse Trust;

         B. The Affiliated Originators and the Sponsor expect, from time to time, to cause such mortgage loans to be conveyed to the Advanta Trust in connection with a securitization transaction sponsored by the Sponsor.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Whenever used in this Agreement or in any Conveyance Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section; provided, however, that any capitalized terms used herein or in any Conveyance Agreement and not defined herein shall have their respective meanings as set forth in the Advanta Pooling Agreement.

                  Advanta Pooling Agreement: The Pooling and Servicing Agreement dated as of May 1, 1999, by and among Advanta Mortgage Conduit Services, Inc. as Sponsor, Advanta Mortgage Corp. USA, as Master Servicer and Bankers Trust Company of California, N.A., as Trustee.

                  Advanta Trust: The Advanta Mortgage Loan Trust 1999-2.

                  Agreement: This Master Loan Transfer Agreement as it may be amended from time to time, including the exhibits and supplements hereto.

                  Bulk Acquisition Loan: Any Mortgage Loan purchased by an Affiliated Originator from an Unaffiliated Originator as part of a bulk portfolio acquisition.

                  Conveyance Agreement: Any conveyance agreement relating to a Mortgage Pool, in substantially the form set forth as Exhibit A hereto.

                  Coupon Rate: The rate of interest borne by each Note.

                  Cut-Off Date: With respect to any Mortgage Pool, the date defined as such defined in the related Conveyance Agreement.

                  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

                  FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

                  First Mortgage Loan: A Mortgage Loan which constitutes a first priority mortgage lien with respect to any Mortgaged Property.

                  FNMA: The Federal National Mortgage Association, a federally-chartered and privately-owned corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

                  Junior Mortgage Loan: A Mortgage Loan which constitutes a junior priority mortgage lien with respect to the related Mortgaged Property.

                  Loan Balance: With respect to each Mortgage Loan, the outstanding principal balance thereof on the related Cut-Off Date, less any related payments of principal relating to such Mortgage Loan that were transferred by the Master Servicer or any Sub-Servicer to the Trustee for deposit in the Certificate Account.

                  Master Servicer: Advanta Mortgage Corp. USA, a Delaware corporation, and its permitted successors and assigns.

                  Mortgage File: The documents delivered to the Trustee pursuant to the document delivery provisions of the Advanta Pooling Agreement pertaining to a particular Mortgage Loan, together with any additional documents required to be added to the Mortgage File pursuant to the Advanta Pooling Agreement.

                  Mortgage Loans: Each of the mortgage loans subject hereto, together with any Qualified Replacement Mortgages substituted therefor in accordance with the Advanta Pooling Agreement.

                  Mortgage Pool: Any group of Mortgage Loans transferred to the Sponsor and/or to the Advanta Trust pursuant to a specific Conveyance Agreement.

                  Mortgaged Property: The underlying Mortgaged Property securing a Mortgage Loan.

                  Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                  Offered Certificates: The Class A Certificates issued by the Advanta Trust.



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

                  Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  Qualified Mortgage: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Advanta Trust.

                  Schedule of Mortgage Loans: The Schedule of Mortgage Loans required to be delivered pursuant to the Advanta Pooling Agreement.

                  Trustee: Bankers Trust Company of California, N.A., located on the date of execution of this Agreement at 3 Park Plaza, Irvine, California 92614, a national banking association, not in its individual capacity but solely as Trustee, and any successor hereunder.

                  Unaffiliated Originator Loan: Any Mortgage Loan purchased by an Affiliated Originator from an Unaffiliated Originator.

                  Unaffiliated Originators: Any Originator not affiliated with the Sponsor.

                  Warehouse Trust: Any trust established by the Sponsor or an affiliate of the Sponsor to finance the origination of mortgage loans.

                  Section 2. Interest Calculations. Calculations of interest hereunder, including, without limitation, calculations of interest at the Coupon Rate, which are made in respect of the Loan Balance of a Mortgage Loan shall be made on a daily basis using any of the following (i) a 360-day year comprised of twelve 30-day months, (ii) a 360-day year and the actual number of days elapsed in the applicable interest period, or (iii) a 365-day year and the actual number of days elapsed in the applicable interest period, as specified in the related Note.

                  Section 3. Transfers of Mortgage Loans. From time to time the Affiliated Originators and the Sponsor, intend to transfer Mortgage Loans to the Sponsor pursuant to a Conveyance Agreement in substantially the form of Exhibit A hereto. The Sponsor will then transfer the Mortgage Loans to the Advanta Trust.

                  Section 4. Representations, Warranties and Covenants Regarding the Affiliated Originators and the Sponsor. (a) Each Affiliated Originator hereby represents and warrants to the Sponsor, the Trustee and their respective successors and assigns that, as of the date hereof;

                  (i) Such Affiliated Originator is a corporation (or, in the case of Advanta National Bank USA, a national banking association, and, in the case of Advanta Bank Corp., a Utah industrial loan corporation) duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such



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

         qualification necessary. Each Affiliated Originator has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted, to enter into and discharge its obligations under this Agreement and the Conveyance Agreements.

                  (ii) The execution and delivery of this Agreement by each Affiliated Originator and its performance and compliance with the terms of this Agreement and the Conveyance Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of such Affiliated Originator and will not violate such Affiliated Originator's Articles of Incorporation, Articles of Association or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which such Affiliated Originator or its properties is a party or by which such Affiliated Originator is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over such Affiliated Originator or any of its properties.

                  (iii) This Agreement and the Conveyance Agreements to which such Affiliated Originator is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of such Affiliated Originator, enforceable against it in accordance with the terms hereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  (iv) Such Affiliated Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of such Affiliated Originator or its properties, or might have consequences that would materially and adversely affect its performance hereunder and under the Conveyance Agreements to which such Affiliated Originator is a party, or which would draw into question the validity of this Agreement or the Mortgage Loans taken as a whole or of any action taken or to be taken in connection with the obligations of the Affiliated Originator contemplated herein.

                  (v) No litigation is pending or, to the best of such Affiliated Originator's knowledge, threatened against such Affiliated Originator which litigation might have consequences that would prohibit its entering into this Agreement or any Conveyance Agreements to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the Conveyance Agreements to which such Affiliated Originator is a party.



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

                  (vi) Neither this Agreement nor any certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by such Affiliated Originator contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

                  (vii) Upon the receipt of each Mortgage Loan and other items of the Mortgage Files by the Trustee under this Agreement, the Advanta Trust will have good and marketable title to such Mortgage Loan and such other items of the Mortgage File free and clear of any lien (other than liens which will be simultaneously released).

                  (viii) Neither such Affiliated Originator nor any affiliate thereof will report on any financial statement any part of the Servicing Fee as an adjustment to the sales price of the Mortgage Loans.

                  (ix) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc., under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Affiliated Originator makes no such representation or warranty), that are necessary or advisable in connection with the sale of the Mortgage Loans and the execution and delivery by such Affiliated Originator of this Agreement and the Conveyance Agreements to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the Conveyance Agreements on the part of such Affiliated Originator and the performance by such Affiliated Originator of its obligations under this Agreement and such of the Conveyance Agreements to which it is a party.

                  (x) The origination practices used by such Affiliated Originator with respect to the Mortgage Loans have been, (i) in all material respects, legal, proper, prudent and customary in the mortgage loan lending business and (ii) in compliance with the Master Servicer's underwriting criteria as described in the Prospectus.

                  (xi) The transactions contemplated by this Agreement are in the ordinary course of business of such Affiliated Originator. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Master Servicer pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.



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

                  (xii) Such Affiliated Originator received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans.

                  (xiii) Such Affiliated Originator did not sell any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its respective creditors.

                  (xiv) Such Affiliated Originator is solvent, and such Affiliated Originator will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Advanta Trust.

The representations and warranties set forth in this paragraph (a) shall survive the sale and assignment of the Mortgage Loans to the Sponsor.

                  In addition, each Affiliated Originator hereby covenants to perform the obligations, if any, imposed upon it by the Advanta Pooling Agreement.

                  (b) The Sponsor hereby represents and warrants to each Affiliated Originator and the Trustee that, as of the date hereof:

                  (i) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses and qualifications necessary to carry on its business as now being conducted and to perform its obligations hereunder; the Sponsor has the power and authority to execute and deliver this Agreement and to perform its obligations in accordance herewith; the execution, delivery and performance of this Agreement (including any Conveyance Agreement and any other instruments of transfer to be delivered pursuant to this Agreement) by the Sponsor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and do not violate the organization documents of the Sponsor, contravene or violate any law, regulation, rule, order, judgement or decree to which the Sponsor or its properties are subject or contravene, violate or result in any breach of any provision of, or constitute a default under, or result in the imposition of any lien on any assets of the Sponsor pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which the Sponsor is a party or which purports to be binding upon Sponsor or any of Sponsor's assets; this Agreement evidences the valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

                  (ii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or



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

         other governmental authority or agency, that are necessary in connection with the execution and delivery by the Sponsor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement;

                  (iii) There is no action, suit, proceeding or investigation pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Sponsor or in any material impairment of the right or ability of the Sponsor to carry on its business substantially as now conducted, or in any material liability on the part of the Sponsor or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Sponsor contemplated herein, or which would be likely to impair the ability of the Sponsor to perform under the terms of this Agreement; and

                  (iv) The Sponsor has the right to cause or request the transfer of the Mortgage Loans subject to a Warehouse Trust to the Advanta Trust or to direct or request the Advanta Trust to acquire such Mortgage Loans.

The representations and warranties set forth in this paragraph (b) shall survive the sale and assignment of the Mortgage Loans to the Sponsor. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Affiliated Originator, the Affiliated Originator shall give prompt written notice to the Sponsor. Within 30 days of its receipt of notice of breach, the Sponsor shall cure such breach in all material respects.




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

                  Section 5. Representations and Warranties of the Affiliated Originators Regarding the Mortgage Loans. (a) Set forth in paragraph (b) below is a listing of representations and warranties which will be deemed to have been made by each Affiliated Originator in connection with the Mortgage Loans such Affiliated Originator will convey to the Sponsor and/or the Advanta Trust. In addition, a Conveyance Agreement may, with respect to the Mortgage Loans in the related Mortgage Pool, delete or modify any of such representations and warranties, or may add additional representations and warranties ("Additional Representations and Warranties"). The representations and warranties listed in paragraph (b) below, together with any Additional Representations and Warranties, are the "Representations and Warranties". Reference to the Cut-Off Date is as of the Cut-Off Date set forth in the related Conveyance Agreement with respect to a Mortgage Loan.

                  (b) With respect to each Mortgage Loan, each Affiliated Originator hereby represents, warrants and covenants to the Sponsor and the Trustee, as of the related Cut-Off Date, as follows, on which representations, warranties and covenants the Trustee relies in accepting the Mortgage Loans, with respect to the Mortgage Loans conveyed by such Affiliated Originator:

                  (i) The information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct;

                  (ii) All of the original or certified documentation required to be delivered to the Trustee pursuant to the Advanta Pooling Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Trustee in accordance with the terms of the Advanta Pooling Agreement. Each of the documents and instruments specified to be included therein has been duly executed and is in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

                  (iii) Each Mortgage Loan being transferred to the Sponsor is a Qualified Mortgage;

                  (iv) Each Mortgaged Property is improved by a single (one-to-four) family residential dwelling, which may include manufactured homes which qualify as eligible for inclusion in a REMIC, condominiums and townhouses; provided, however, that no more than 10.0% by aggregate principal balance of the Mortgage Loans as of the Initial Cut-Off Date are leasehold mortgages;

                  (v) No Mortgage Loan had a Combined Loan-to-Value Ratio in excess of 100%;

                  (vi) Each Mortgage is either a valid and subsisting first, second or third lien of record on the Mortgaged Property (subject in the case of any



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

         Junior Mortgage Loan only to a Senior Lien on such Mortgaged Property) and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (vii) Immediately prior to the transfer and assignment herein contemplated, each Affiliated Originator and each Warehouse Trust held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by such Affiliated Originator or such Warehouse Trust, as applicable, subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment;

                  (viii) No Mortgage Loans are 30 or more days Delinquent as of the Cut-Off Date, except for any portion of the Mortgage Loans which the Advanta Pooling Agreement so permits;

                  (ix) To the best knowledge of such Affiliated Originator, there is no delinquent tax or assessment lien or mechanic's lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

                  (x) To the best knowledge of such Affiliated Originator, there is no valid and enforceable right of rescission offset, defense or counterclaim to any Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Note or the defense of usury, nor will the operation of any of the terms of the Note or the Mortgage, or the exercise of any right thereunder, render either the Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xi) To the best knowledge of such Affiliated Originator, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph
         (xiii) below;




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

                  (xii) Each Mortgage Loan at the time it was made complied in all material respects with all applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws;

                  (xiii) With respect to each Mortgage Loan, a title search or a lender's title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the Original Principal Amount of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first, second or third mortgage lien of record on the real Mortgaged Property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (vi) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Cut-Off Date such policy, if issued, will be valid and thereafter such policy shall continue in full force and effect;

                  (xiv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in the Advanta Pooling Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Junior Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Mortgaged Property;

                  (xv) If the Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, (which may be a blanket policy of the type described in the Advanta Pooling Agreement) a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier is in effect with respect to such Mortgaged Property in an amount representing coverage, and which provides for a recovery by the Master Servicer of insurance proceeds relating to such Mortgage Loan of not less than the least of
         (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

                  (xvi) Each Mortgage and Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

                  (xvii) Each Affiliated Originator has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Master Servicer in any Mortgage Insurance Policy applicable to any Mortgage Loan delivered by such Affiliated Originator or Warehouse Trust including, to the extent such Mortgage Loan is not covered by a blanket policy described in the Advanta Pooling Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Master Servicer;

                  (xviii) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof for the benefit of the applicable Affiliated Originator, subject to the provisions of Section 3.5(b) of the Advanta Pooling Agreement;

                  (xix) The terms of each Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the owners and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the related Schedule of Mortgage Loans and has been approved by the primary mortgage guaranty insurer, if any;

                  (xx) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

                  (xxi) Except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related
         Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  (xxii) To the best knowledge of such Affiliated Originator, no Mortgage Loan was originated under a buydown plan;

                  (xxiii) To the best knowledge of such Affiliated Originator, no Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature;

                  (xxiv) Each Mortgaged Property is located in the state identified in the Schedule of Mortgage Loans and consists of one or more parcels of real Mortgaged Property with a residential dwelling erected thereon;

                  (xxv) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder, except as may be otherwise provided in the Advanta Pooling Agreement;

                  (xxvi) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Schedule of Mortgage Loans. No Note permits or obligates the Master Servicer, the Sub-Servicer or the Sponsor to make future advances to the related Mortgagor at the option of the Mortgagor;

                  (xxvii) To the best knowledge of such Affiliated Originator, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxviii) All of the improvements which were included for the purposes of determining the Appraised Value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, and, if a title insurance policy exists with respect to such Mortgaged Property, are stated in such title insurance policy and affirmatively insured;

                  (xxix) To the best knowledge of such Affiliated Originator, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

                  (xxx) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Sponsor or the Advanta Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

                  (xxxi) With respect to each Junior Mortgage Loan, either (A) no consent for such Mortgage Loan was required by the holder of the related Senior Lien prior to the making of such Mortgage Loan or (B) such consent has been obtained and is contained in the related Mortgage File;

                  (xxxii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. To the best knowledge of such Affiliated Originator, there is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage;

                  (xxxiii) Except as provided by clause (viii) of this Section, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the applicable Affiliated Originator has not waived any default, breach, violation or event of acceleration;

                  (xxxiv) To the best knowledge of such Affiliated Originator, no instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

                  (xxxv) To the best knowledge of such Affiliated Originator, the maturity date of each Mortgage Loan which is a Junior Mortgage Loan is at least twelve months prior to the maturity date of the related first mortgage loan if such first mortgage loan provides for a balloon payment;

                  (xxxvi) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the Sponsor's underwriting guidelines;

                  (xxxvii) All parties to the Note and the Mortgage had legal capacity to execute the Note and the Mortgage and each Note and Mortgage have been duly and properly executed by such parties; and

                  (xxxviii) The related Affiliated Originator has no actual knowledge that there exist on any Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource

         Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation.

                  (c) No Originator Payment Obligations. There is no obligation on the part of the Master Servicer or any other party to make payments in addition to those made by the Mortgagor except as specified in the Advanta Pooling Agreement.

                  The Representations and Warranties shall survive the transfer and assignment of the Mortgage Loans to the Advanta Trust. Upon discovery by any Affiliated Originator or the Sponsor of a breach of any of the Representations and Warranties, without regard to any limitation set forth in such Representation or Warranty concerning the knowledge of the related Affiliated Originator as to the facts stated therein, which breach, in the opinion of the Sponsor, materially and adversely affects the interests of the Sponsor, the Owners or the Certificate Insurer in the related Mortgage Loan or Mortgage Loans, the party discovering such breach shall give prompt written notice to the other party, and the related Affiliated Originator shall be required to take the remedial actions required by the related Advanta Pooling Agreement within the time periods required thereto. No Affiliated Originator shall be obliged to act in regard to Mortgage Loans not conveyed by it. Each Affiliated Originator hereby acknowledges that a breach of any of the Representations and Warranties listed in clauses (iii), (x) and (xvi) above materially and adversely affects the interests of the Advanta Trust, the related Owners and the Certificate Insurer.

                  Section 6. Authorized Representatives. The names of the officers of the Affiliated Originators and of the Sponsor who are authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Affiliated Originator and of the Sponsor ("Authorized Representatives") are set forth on Exhibit B. From time to time, the Affiliated Originator and the Sponsor may, by delivering to the Trustee a revised exhibit, change the information previously given, but the Trustee shall be entitled to rely conclusively on the last exhibit until receipt of a superseding exhibit.

                  Section 7. Notices. All demands, notices and communications relating to this Agreement shall be in writing and shall be deemed to have been duly given when received by the other party or parties at the address shown below, or such other address as may hereafter be furnished to the other party or parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

                  If to the Trustee:

                           Bankers Trust Company of California, N.A.
                           3 Park Plaza
                           Irvine, CA  92614
                           Telecopy:        (949) 253-7577
                           Telephone:       (949) 253-7575

                  If to any Affiliated Originator or the Sponsor:

                           Advanta Mortgage Corp. USA
                           10790 Rancho Bernardo Road
                           San Diego, California 92127
                           Attention:       Mortgage Structured Finance
                           Telecopy:        (619) 674-3592
                           Telephone:       (858) 676-3099

                  Section 8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws rules applied in the State of New York.

                  Section 9. Assignment. No party to this Agreement may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties, except as otherwise set forth in this Agreement.

                  Section 10. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and together shall constitute and be one and the same instrument.

                  Section 11. Amendment. This Agreement may be amended from time to time by any of the Affiliated Originators, the Sponsor and the Trustee only by a written instrument executed by such parties and with the prior written consent of each of the other parties hereto and the Certificate Insurer.

                  Section 12. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

                  Section 13. No Agency; No Partnership or Joint Venture. Neither the Affiliated Originators nor the Sponsor is the agent or representative of the other, and nothing in this Agreement shall be construed to make either the Affiliated Originator nor the Sponsor liable to any third party for services performed by it or for debts or claims accruing to it against the other party. Nothing contained herein nor the acts of the parties hereto shall be construed to create a partnership or joint venture between the Sponsor and the Affiliated Originator.

                  Section 14. Further Assurances. The Affiliated Originators and Sponsor agree to cooperate reasonably and in good faith with one another in the performance of this Agreement.

                  Section 15. The Certificate Insurer. The Certificate Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Certificate Insurer shall be suspended during any period in which the Certificate Insurer is in default in its payment obligation's under the related Certificate Insurance Policy. During any period of suspension, the Certificate Insurer's rights hereunder shall vest in the Owners of the Offered Certificates and shall be exercisable by the Owners of at least a majority in Percentage Interest of the Offered Certificates then outstanding. At such time as the related Offered Certificates are no longer Outstanding under the Advanta Pooling Agreement and the Certificate Insurer has been reimbursed for all Insured Payments to which it is entitled under the Advanta Pooling Agreement, the Certificate Insurer's rights hereunder shall terminate.

                  Section 16. Maintenance of Records. Each Affiliated Originator shall each continuously keep an original executed counterpart of this Agreement in its official records.

                  IN WITNESS WHEREOF, the parties hereto have caused this Master Loan Transfer Agreement to be duly executed by their respective officers, all as of the day and year first above written.

                           ADVANTA MORTGAGE CORP. USA
                           ADVANTA MORTGAGE CORP. MIDATLANTIC
                           ADVANTA MORTGAGE CORP. MIDATLANTIC II
                           ADVANTA MORTGAGE CORP. MIDWEST
                           ADVANTA MORTGAGE CORP. NORTHEAST
                           ADVANTA NATIONAL BANK
                                   as Sellers and
                           ADVANTA CONDUIT RECEIVABLES, INC.
                                   An Affiliate

                           By:/s/ Michael Coco
                              --------------------------------
                               Name:     Michael Coco
                               Title:    Vice President

                           ADVANTA BANK CORP.
                                   as Seller

                           By:/s/ John L. Richards
                              --------------------------------
                               Name:    John L. Richards
                               Title:   President and CEO

                           ADVANTA MORTGAGE CONDUIT SERVICES,
                           INC. as Sponsor

                           By:/s/ Michael Coco
                              --------------------------------
                               Name: Michael Coco
                               Title: Vice President


                           ADVANTA FINANCE CORP.

                           By:/s/ Michael Coco
                              --------------------------------
                               Name: Michael Coco
                               Title: Vice President

                           BANKERS TRUST COMPANY OF CALIFORNIA,
                                   N.A., as Trustee and not in its individual capacity

                           By:/s/ Mark McNeill
                              --------------------------------
                               Name:     Mark McNeill
                               Title:    Assistant Secretary

                                                                       EXHIBIT A


                              CONVEYANCE AGREEMENT


                  Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. Northeast, Advanta Finance Corp., Advanta Bank Corp. and Advanta National Bank, (each, an "Affiliated Originator"), Advanta Conduit Receivables, Inc., as an Affiliate, and Advanta Mortgage Conduit Services, Inc., as Sponsor, pursuant to the Master Loan Transfer Agreement dated as of May 1, 1999 among themselves and Bankers Trust Company of California, N.A. as Trustee (the "Master Transfer Agreement"), hereby confirm their understanding with respect to the conveyance by each Affiliated Originator, each Warehouse Trust the Affiliate and the Sponsor of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Transferred Mortgage Loans") to the Sponsor.

                  Conveyance of Transferred Mortgage Loans. Each Affiliated Originator, the Affiliate and the Sponsor, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey, and does direct the Trustee to convey to the Sponsor and/or the Advanta Mortgage Loan Trust, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the "Advanta Pooling Agreement"), the Mortgage Files and all other documents, materials and properties appurtenant thereto and the Notes, including all accrued interest and principal received by such Affiliated Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related Mortgage Insurance Policies.

                  If an Affiliated Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Affiliated Originator shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official.

                  The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Affiliated Originator.

                  The Affiliated Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Master Transfer Agreement with respect to the Transferred Mortgage Loans.

                  The "Cut-Off Date" with respect to such Transferred Mortgage Loans shall be ________,______.

                  All terms and conditions of the Master Transfer Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Master Transfer Agreement.

                  For purposes of this Conveyance Agreement, the "Advanta Pooling Agreement" is the Pooling and Servicing Agreement dated as of May 1, 1999 relating to Advanta Mortgage Loan Trust 1999-2.

                  Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Master Transfer Agreement.

                        ADVANTA MORTGAGE CORP. USA
                        ADVANTA MORTGAGE CORP. MIDATLANTIC
                        ADVANTA MORTGAGE CORP. MIDATLANTIC II
                        ADVANTA MORTGAGE CORP. MIDWEST
                        ADVANTA MORTGAGE CORP. NORTHEAST
                        ADVANTA NATIONAL BANK,
                                as Affiliated Originators

                                         and

                        ADVANTA CONDUIT RECEIVABLES, INC.
                                as an Affiliate

                        By:_____________________________________________
                            Michael Coco, Vice President

                        ADVANTA BANK CORP.,
                                as Seller

                        By:_____________________________________________
                             Name:
                             Title:

                        ADVANTA MORTGAGE CONDUIT SERVICES,
                                INC., as Sponsor

                        By:_____________________________________________
                            Michael Coco, Vice President

                        BANKERS TRUST COMPANY
                        OF CALIFORNIA, N.A., as Trustee

                        By:_____________________________________________
                            Name:
                            Title:

                        ADVANTA FINANCE CORP.

                        By:_____________________________________________
                            Name:
                            Title:


Dated:

                                                                       EXHIBIT B


                           AUTHORIZED REPRESENTATIVES


                  Reference is hereby made to the Master Loan Transfer Agreement, dated as of May 1, 1999 (the "Agreement"), among Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. Northeast, Advanta Finance Corp., Advanta Bank Corp. and Advanta National Bank, as Affiliated Originators, Advanta Conduit Receivables, Inc., as an Affiliate, Advanta Mortgage Conduit Services, Inc., as Sponsor and Bankers Trust Company of California, N.A., as Trustee:

                  The following are the Affiliated Originators' Authorized Representatives for purposes of the Agreement:



         Name                                                    Title
         ----                                                    -----

[Michael Coco]                                          [Vice President]

[Susan McVeigh]                                         [Vice President]





                  The following are the Sponsor's Authorized Representatives for purposes of the Agreement:



         Name                                                    Title
         ----                                                    -----

[Michael Coco]                                          [Vice President]

[Susan McVeigh]                                         [Vice President]


                                      B-1